Exhibit 99.1

KULR Lands Initial Battery Testing Order for its SafeCASE™ Product with Leading US Automaker

SAN DIEGO / GLOBENEWSWIRE / March 19, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the “Company” or “KULR”), a global leader in sustainable energy management, today confirmed its collaboration with a leading U.S. automaker. This partnership focuses on mitigating thermal runaway risks in EV battery modules through KULR’s advanced SafeCASE™ technology. This project underscores KULR’s commitment to safety and innovation in the rapidly growing electric vehicle market.

KULR’s CEO, Michael Mo, shared insights on the initiative: “At KULR, we leverage a testing regime as rigorous as that of the KULR ONE project—vital for manned space exploration. By integrating these protocols with our SafeCASE™ and SafeSLEEVE™ products, we ensure that lithium-ion batteries are handled with the highest safety standards for storage and transportation, ready for delivery to any location.”

With the surge in battery utilization across electric vehicles, aerospace, and other sectors, there’s a critical need for scalable and secure transportation solutions. KULR’s patented SafeX product line, encompassing SafeCASE™ and SafeSLEEVE™, addresses this need by facilitating safe, efficient shipping of lithium batteries across an automaker’s multifaceted network of engineering, design, and testing divisions.

This strategic engagement is expected to foster further collaborations, extending KULR’s reach into full EV battery transport, logistics, and battery recycling sectors. The company is set to provide an indispensable enterprise battery transportation platform, streamlining the transfer of battery cells within an OEM or an organization, thereby enhancing efficiency and tracking in the battery management lifecycle.

According to recent forecasts by Precedence Research, the global battery packaging market is on track for significant growth, projected to achieve a market size of USD 201.85 Billion by 2032.

As a technology leader, KULR is at the forefront of providing safe, reliable solutions for lithium-ion battery management, partnering with top-tier companies to foster sustainability and innovation in energy storage and management.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

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